UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2017 (March 23, 2017)

SLM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 451-0200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 23, 2017, Ronald F. Hunt, a director of SLM Corporation (the “Company”), notified the Company he will not stand for re-election to the Company’s Board of Directors (the “Board”) at the Company's next annual meeting of stockholders to be held in June 2017. Mr. Hunt will continue to serve as a director until such meeting. His decision to not stand for re-election to the Board is solely for personal reasons and time considerations and did not involve any disagreement with the Company, the Company's management or the Board.
In connection with Mr. Hunt’s decision not to stand for re-election, on March 24, 2017, the Board adopted a resolution decreasing the size of the Board from 13 directors to 12 directors, effective as of the end of Mr. Hunt’s term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: March 28, 2017                By:    /s/ LAURENT C. LUTZ
Laurent C. Lutz
Executive Vice President, General Counsel, and Corporate Secretary